Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of February 14, 2005, entered into by and among the Guarantor(s) listed on the signature page attached hereto (each a “Guaranteeing Subsidiary”), each a subsidiary of FTD, Inc., a Delaware corporation (the “Company”), FTD Group, Inc., a Delaware corporation and the parent corporation of the Company (the “Parent”), the Company and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 6, 2004, providing for the issuance of 7.75 % Senior Subordinated Notes due 2014 (the “Notes”), as supplemented by a supplemental indenture, dated as of February 24, 2004, among the Guaranteeing Subsidiaries, the Company and the Trustee, providing for the guarantee on a senior subordinated basis of the Guarantee Obligations by each Guaranteeing Subsidiary (as supplemented, the “Indenture”);

WHEREAS, the Parent and each Guaranteeing Subsidiary have agreed to execute and deliver to the Trustee this Supplemental Indenture pursuant to which the Parent shall unconditionally guarantee on a senior subordinated basis all of the Company’s obligations under the Notes and the Indenture on the terms and condition set forth herein (the “Parent Guarantee”);

WHEREAS, this Supplemental Indenture will also amend certain provisions of the Indenture to make reference to the Parent and to provide for the Parent Guarantee;

WHEREAS, Section 9.1(d) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or any Guarantee, without the consent of any Holder of a Note to provide for additional Guarantors as set forth in Section 4.14 of the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary the Parent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.               Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.               Agreement to Guarantee.  The Parent irrevocably and unconditionally guarantees on a senior subordinated basis the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X and Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise.

The obligations of the Parent to the Holders and to the Trustee pursuant to this Parent Guarantee and the Indenture (i) are expressly set forth in Articles X and XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Parent Guarantee and (ii) are subordinated to the Senior Indebtedness of the Parent as set forth in Section 10.7 and Article XI of the Indenture and reference is hereby made to such Section and Article for the precise terms of such subordination.

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Parent (or any such successor entity), as such, shall have any liability for any obligations of the Parent under this Parent Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Parent and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

The obligations of the Parent under this Parent Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

3.               Amendments.                         The following Sections of the Indenture are hereby amended as set forth below:

(a)                                  Section 1.1.  Definition of “Guarantor”.  Section 1.1 of the Indenture is hereby amended by replacing the definition of “Guarantor,” in its entirety, with the following:

““Guarantor” means each Parent Entity and each of the Company’s present and future Subsidiaries that at the time are guarantors of the Notes in accordance with this Indenture.”

(b)                                 Section 4.14.  Subsidiary Guarantors.  Section 4.14 of the Indenture is hereby amended to read, in its entirety, as follows:

“Section 4.14                                                  GUARANTORS

(a)          The Company shall cause all of the Company’s present and future Subsidiaries other than the Company’s Foreign Subsidiaries, to jointly and severally guaranty all principal, premium, if any, and interest on the Notes on a senior subordinated basis by executing a supplemental indenture, substantially in the form attached as Exhibit E.

(b)         Notwithstanding anything herein to the contrary, if any of the Company’s Subsidiaries (including Foreign Subsidiaries) that is not a Guarantor guarantees any of the Company’s other Indebtedness or any other Indebtedness of the Guarantors, or the Company or any of the Company’s Subsidiaries, individually or collectively, pledges more than 66% of the Voting Equity Interests of a Subsidiary (including Foreign Subsidiaries) that is not a Guarantor to a lender to secure the Company’s Indebtedness or any Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor by executing a supplemental indenture, substantially in the form attached as Exhibit E.

(c)          Any Parent Entity may, from time to time, guaranty all principal, premium, if any, and interest on the Notes on a senior subordinated basis jointly and severally with each Subsidiary that has or will become a Guarantor pursuant to this Section 4.14, by executing a supplemental indenture, substantially in the form attached as Exhibit E.”

THE TERMS OF ARTICLES X AND XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

4.               NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

5.               Confirmations; Effectiveness.  As amended by this Supplemental Indenture, the Indenture and the Notes are ratified and confirmed in all respects, and the Indenture as so amended shall be read, taken and construed as one and the same instrument.  The provisions of this Supplemental Indenture shall become effective as of the date hereof.

6.               Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.               Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE COMPANY:

FTD, INC.

By:	/s/ Carrie A. Wolfe
Name: Carrie A. Wolfe
Title: Chief Financial Officer

GUARANTEEING PARENT ENTITY:

FTD GROUP, INC.

By:	/s/ Carrie A. Wolfe
Name: Carrie A. Wolfe
Title: Chief Financial Officer

GUARANTEEING SUBSIDIARIES:

FLORISTS’ TRANSWORLD DELIVERY, INC.

By:	/s/ Carrie A. Wolfe
Name: Carrie A. Wolfe
Title: Chief Financial Officer

FTD.COM INC.

By:	/s/ Carrie A. Wolfe
Name: Carrie A. Wolfe
Title: Chief Financial Officer

FLOWERS USA, INC.

By:	/s/ Jon R. Burney
Name: Jon R. Burney
Title: Secretary

FTD HOLDINGS INCORPORATED

By:	/s/ Jon R. Burney
Name: Jon R. Burney
Title: Secretary

RENAISSANCE GREETING CARDS, INC.

By:	/s/ Jon R. Burney
Name: Jon R. Burney
Title: Secretary

VALUE NETWORK SERVICES, INC.

By:	/s/ Jon R. Burney
Name: Jon R. Burney
Title: Secretary

FTD INTERNATIONAL CORPORATION

By:	/s/ Jon R. Burney
Name: Jon R. Burney
Title: Secretary

THE TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lori Anne Rosenberg
Name: Lori Anne Rosenberg
Title: Vice President